UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 20, 2011

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13550 Hempstead Highway Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2011, Dril-Quip, Inc. (“Dril-Quip” or the “Company”) and J. Mike Walker agreed that Mr. Walker would retire and step down from his positions as Chairman of the Board and Chief Executive Officer and as a member of the Board of Directors, each effective October 20, 2011, under circumstances entitling him to severance under his employment agreement with the Company.

As a result of Mr. Walker’s retirement, the Board of Directors appointed John V. Lovoi as Chairman of the Board, Blake T. DeBerry as President and Chief Executive Officer, and James A. Gariepy as Senior Vice President and Chief Operating Officer, effective October 20, 2011. Mr. DeBerry was also appointed as a member of the Board of Directors to replace Mr. Walker. Mr. DeBerry will serve as a Class II director of the Company until the expiration of his term on the date of the Company’s annual meeting of stockholders in 2014, or until his successor is duly elected and qualified.

Mr. DeBerry, 51, has been an employee of the Company since 1988 and was appointed Senior Vice President—Sales and Engineering in July 2011. Mr. DeBerry has held a number of management and engineering positions in the Company’s domestic and international offices, including Houston, Texas, Aberdeen, Scotland and Singapore. From August 2005 until July 2011, Mr. DeBerry served as General Manager of the Company’s Asia-Pacific region (including the Pacific Rim, Southeast Asia, Australia, India and the Middle East) headquartered in Singapore. In addition, he was named as Vice President—Dril-Quip Asia-Pacific in March 2007. Mr. DeBerry holds a bachelor of science degree in mechanical engineering from Texas Tech University.

Mr. Gariepy, 54, has been an employee of the Company since 2004 and was appointed Senior Vice President—Manufacturing, Project Management and Service in July 2011. From July 2005 to July 2011, Mr. Gariepy served as General Manager of the Company’s Eastern Hemisphere region (including Europe and Africa) headquartered in Aberdeen, Scotland. In addition, he was named as Vice President—Dril-Quip Europe in March 2007. From 2004 until July 2005, Mr. Gariepy served as a Product Development Manager in the Company’s Houston office. Mr. Gariepy holds a bachelor of science in mechanical engineering from Lawrence Technological University and an MBA from the University of St. Thomas.

The Company expects to enter into agreements related to the employment of each of Mr. DeBerry and Mr. Gariepy to provide certain benefits upon termination in certain circumstances. In addition, the Company expects to enter into agreements with each of Mr. DeBerry and Mr. Gariepy pursuant to which the Company will agree to indemnify Mr. DeBerry and Mr. Gariepy from losses related to the fact that he is or was a director or officer of the Company or is or was serving in another position at the request of the Company. The terms of these agreements have not yet been determined and will be disclosed in an amendment to this Form 8-K when they are available.

A copy of the press release announcing Mr. Walker’s retirement is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 20, 2011, the Board of Directors approved an amendment to the Company’s amended and restated bylaws. The amendment removes the requirement that the Chairman of the Board of Directors be the Chief Executive Officer of the Company and makes other related changes.

The above summary is qualified in its entirety by the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Dril-Quip, Inc.

99.1	Press Release issued October 20, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ Jerry M. Brooks
Jerry M. Brooks Vice President—Finance and Chief Financial Officer

Date: October 25, 2011

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Dril-Quip, Inc.

99.1	Press Release issued October 20, 2011.

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